SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

September 21, 2010
Date of Report (Date of earliest event reported)

Hotel Outsource Management International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50306	13-4167393
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

80 Wall Street, Suite 815, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

212-344-1600
Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

(a)	Resignation of Jacob Faigenbaum as a Director

On September 21, 2010, HOMI received the resignation of Jacob Faigenbaum as a director of Hotel Outsource Management International, Inc. (“HOMI”) dated September 10, 2010.  The resignation is to take effect at the next meeting of HOMI’s board of directors, scheduled for November 10, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

September 21, 2010	Hotel Outsource Management International, Inc.

	By:	/s/ Jacob Ronnel
Name: Jacob Ronnel
Title: Chief Executive Officer